Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

		Contact:	David J. Smith (877) 4-VENTAS
VENTAS REPORTS 2010 NORMALIZED FFO OF $2.88 PER DILUTED SHARE
Fourth Quarter Normalized FFO Increases 15 Percent to $0.77 Per Diluted Share
First Quarter Dividend Increases 7.5 Percent to $0.575 Per Share

CHICAGO, IL (February 17, 2011) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the year ended December 31, 2010 increased 11.0 percent to $454.0 million, from $409.0 million for the comparable 2009 period. Normalized FFO per diluted common share was $2.88 for the year ended December 31, 2010, an increase of 7.5 percent from $2.68 for the comparable 2009 period. Weighted average diluted shares outstanding in 2010 rose by 3.2 percent to 157.7 million, compared to 152.8 million in the comparable 2009 period.
“2010 was a banner year for Ventas,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “We continued our long record of delivering excellent results, with an 11 percent increase in normalized FFO. We announced nearly $4 billion of acquisitions and, at the same time, we maintained a strong, investment grade balance sheet and a cohesive, shareholder-focused management team. The future holds excellent opportunities for Ventas to execute on our strategy of building an enterprise that will deliver strong returns to stakeholders from a high-quality, diverse and productive portfolio of healthcare and seniors housing assets.”
Normalized FFO for the year ended December 31, 2010 excludes the net expense (totaling $32.5 million, or $0.21 per diluted share) from merger-related expenses and deal costs, loss on extinguishment of debt, non-cash income tax expense and amortization of other intangibles. Normalized FFO for the year ended December 31, 2009 excluded the net expense (totaling $15.6 million, or $0.10 per diluted share) from merger-related expenses and deal costs and loss on extinguishment of debt, offset by income tax benefit.
Fourth quarter 2010 normalized FFO increased 15.9 percent to $121.4 million, from $104.8 million for the comparable 2009 period. Normalized FFO per diluted common share was $0.77 for the quarter ended December 31, 2010, an increase of 14.9 percent from $0.67 for the comparable 2009 period. Fourth quarter 2010 normalized FFO versus the comparable period in 2009 benefited from rental increases from the Company’s triple-net lease portfolio, and higher Net Operating Income after management fees (“NOI”) at the Company’s senior living and medical office building (“MOB”) operating portfolios. Weighted average diluted shares outstanding in the fourth quarter of 2010 rose by one percent to 158.2 million, compared to 156.7 million in the comparable 2009 period.
Normalized FFO for the quarter ended December 31, 2010 excludes the net expense (totaling $13.2 million, or $0.09 per diluted share) from merger-related expenses and deal costs, loss on extinguishment of debt and non-cash income tax expense. Normalized FFO for the quarter ended December 31, 2009 excluded the net expense (totaling $0.8 million, or $0.01 per diluted share) from merger-related expenses and deal costs, offset by income tax benefit.
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Ventas Reports Fourth Quarter Results
February 17, 2011

Net income attributable to common stockholders for the year ended December 31, 2010 was $246.2 million, or $1.56 per diluted common share, including discontinued operations of $27.8 million, compared with net income attributable to common stockholders for the year ended December 31, 2009 of $266.5 million, or $1.74 per diluted common share, including discontinued operations of $73.4 million. The Company recognized gains on sale of real estate assets of $25.2 million in 2010 and $67.3 million in the year prior, accounting for this decrease.
Net income attributable to common stockholders for the quarter ended December 31, 2010 was $77.6 million, or $0.49 per diluted common share, including discontinued operations of $20.7 million, compared with net income attributable to common stockholders for the quarter ended December 31, 2009 of $54.1 million, or $0.35 per diluted common share, including discontinued operations of $0.7 million. The Company recognized gains on sale of real estate assets of $19.8 million in the fourth quarter of 2010 and $0.3 million in the fourth quarter of 2009, accounting for this increase.
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the year ended December 31, 2010 increased 7.1 percent to $421.5 million, from $393.4 million in the prior year. Per diluted common share NAREIT FFO increased 3.5 percent to $2.67, from $2.58 in the prior year.
NAREIT FFO for the fourth quarter of 2010 increased 4.1 percent to $108.3 million, from $104.0 million in the prior year. Fourth quarter 2010 NAREIT FFO per diluted common share was $0.68, compared to $0.66 per diluted common share in the fourth quarter of 2009, a 3.0 percent increase.
FIRST QUARTER DIVIDEND INCREASES TO $0.575 PER COMMON SHARE
Ventas also said today that its Board of Directors increased the Company’s first quarter 2011 dividend by 7.5 percent to $0.575 per share. The dividend is payable in cash on March 31, 2011 to stockholders of record on March 11, 2011.
“Dividends and dividend growth are an important part of the total return proposition we offer to our shareholders, and we are pleased to share our reliable growing cash flows with our shareholders with a 7.5 percent increase in our dividend,” Cafaro stated.
SUNRISE-MANAGED PORTFOLIO
2010 Total Portfolio NOI Grows 18 Percent to More Than $154 Million; Average Occupancy Exceeds 90% in the Fourth Quarter
The Company’s senior living operating portfolio includes 79 seniors housing communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). In December 2010, Ventas acquired Sunrise’s noncontrolling interests in 58 of those communities, and it now owns 100 percent of all 79 communities. Ventas and Sunrise also entered into amended management agreements for the 79 communities.
NOI for these 79 communities was $154.3 million for the year ended December 31, 2010, compared to $131.0 million for the comparable 2009 period. This 17.7 percent improvement in NOI was due to a 140 basis point increase in average occupancy, the reduction in management fees to 3.5 percent for the period from April 1, 2010 through December 31, 2010, cash payments received by Ventas for expense overages and a 3.5 percent increase in average daily rate.
NOI for these 79 communities was $42.6 million for the quarter ended December 31, 2010, compared to $33.3 million for the comparable 2009 period. This 28.0 percent improvement in NOI was due to a 170 basis point increase in average occupancy, lower management fees and a 2.9 percent increase in average daily rate.
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Ventas Reports Fourth Quarter Results
February 17, 2011

“Our Sunrise-managed portfolio of high-quality need-driven, mansion-style seniors housing communities enjoyed a breakthrough year in 2010,” Ventas President Raymond J. Lewis said. “NOI grew 14 percent, and we received an additional $5 million of NOI from cash payments. We now own 100 percent of the 79 Sunrise-managed assets, fourth quarter 2010 average occupancies exceeded 90 percent and we expect positive operating trends and supply and demand fundamentals to benefit the portfolio in 2011,” he added.
FOURTH QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS
Portfolio, Performance and Balance Sheet Highlights
2010 Recap
•
Ventas achieved an investment grade rating (Baa3 (stable)) from Moody’s and maintained its investment grade rating from all three nationally recognized rating agencies at year end. Ventas’s senior unsecured debt is currently rated BBB (negative) by Fitch, BBB- (stable) by Standard & Poor’s and Baa3 (stable) by Moody’s.

•	Ventas delivered a 25.4 percent total shareholder return (“TSR”) in 2010 and 1,569 percent TSR for the ten-year period ended December 31, 2010.
•
Ventas issued $600 million in unsecured debt at an average annual interest rate of 3.4 percent, purchased or repaid $215.7 million aggregate principal amount of its outstanding senior notes, and repaid $190.5 million of mortgage debt.

•
Ventas announced over $3.7 billion and closed $616 million in acquisitions, sold approximately $40 million in assets for a gain of $17.3 million and received $17.6 million in final repayments on its loans receivable investments.

•	“Same-store” 2010 cash NOI growth for the Company’s total portfolio was six percent, compared to 2009.
•	Cash flows from operations totaled $447.6 million, an increase of six percent over 2009.
•	Ventas and Sunrise modified the management agreements with respect to all 79 communities managed by Sunrise to reduce the management fee payable by Ventas for 2010 and 2011, among other things.
Acquisitions and Dispositions
•	In December 2010, Ventas acquired Sunrise’s noncontrolling interests in 58 seniors housing communities for a total purchase price of $41.5 million plus assumption of $144 million in debt.
•
In July 2010, Ventas completed the acquisition of Lillibridge Healthcare Services, Inc. (“Lillibridge”), the nation’s leading owner and operator of MOBs, for approximately $381 million. The Lillibridge acquisition provided Ventas with immediate scale in the MOB space, and the Company now owns or manages 158 MOBs with 8.8 million square feet in 20 states (including the District of Columbia). In December 2010, the Company acquired five MOBs for a purchase price of $36.6 million and a yield of 7.5 percent.

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Ventas Reports Fourth Quarter Results
February 17, 2011

•
Ventas sold one seniors housing community in December 2010 for $33.0 million, including a lease termination fee of $0.5 million. The Company recognized a gain from the sale of approximately $12.3 million in the fourth quarter.

•
In October 2010, Ventas entered into a definitive agreement to acquire 118 private pay seniors housing communities managed by Atria Senior Living Group, Inc. (“Atria”) from funds affiliated with Lazard Real Estate Partners for a purchase price of $3.1 billion. Upon closing, which is expected to occur in the first half of 2011, Ventas will become the largest owner of seniors housing nationally. This transaction is subject to various closing conditions, including receipt of approvals and consents, and there can be no assurance that Ventas will successfully close the transaction or as to the timing or terms of any such closing.

Liquidity and Balance Sheet
•	In November 2010, Ventas issued and sold $400.0 million aggregate principal amount of 3.125 percent senior notes due November 30, 2015, priced to yield 3.23 percent.
•
In October 2010, Ventas exercised its option to redeem all $71.7 million principal amount then outstanding of its 6 5/8 percent senior notes due 2014, at a redemption price equal to 102.21 percent of par. As a result, Ventas paid $73.3 million and recognized a loss on extinguishment of debt of $2.5 million during the fourth quarter.

•
During the fourth quarter, Ventas received $17.6 million in final repayment of three of its first mortgage loans outstanding. The Company recognized income of approximately $1.0 million in connection with these repayments.

•
At December 31, 2010, the Company had $40.0 million outstanding under its revolving credit facilities, $956.8 million of undrawn availability, and $21.8 million of cash and short-term cash investments.

•	The Company’s debt to total capitalization at December 31, 2010 was approximately 26 percent. The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at quarter end was 4.2x.
•	On February 4, 2011, the Company sold 5,563,000 shares of its common stock at $53.93 per share, and received total proceeds of $300 million.
Portfolio
•
The 197 skilled nursing facilities and hospitals leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.0x for the trailing 12-month period ended September 30, 2010 (the latest date available).

•	“Same-store” cash NOI growth was 2.7 percent in the full year and fourth quarter periods ended December 31, 2010 for the Company’s triple-net leased healthcare and seniors housing assets.
•	“Same-store” cash NOI growth for the Company’s total portfolio was 8.2 percent in the fourth quarter of 2010, compared to the fourth quarter of 2009.
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Ventas Reports Fourth Quarter Results
February 17, 2011

Additional Information
•
In September 2010, consistent with the Company’s commitment to strong corporate governance and continued focus on acting in the best interest of stockholders, the Company’s Board of Directors adopted a majority vote standard for the election of directors.

•
The Company appointed Glenn J. Rufrano, Chief Executive Officer of Cushman & Wakefield, the world’s largest privately held commercial property and real estate services company, to its Board of Directors.

•
Raymond J. Lewis was promoted to President of Ventas, from Executive Vice President and Chief Investment Officer, in November 2010. He has responsibility for investments and asset management and reports to the CEO.

•
John D. Cobb joined the Company as Senior Vice President and Chief Investment Officer, reporting to Lewis, effective November 15, 2010. He previously was President and CEO of Senior Lifestyle Corporation.

•	Following the Lillibridge acquisition, Todd W. Lillibridge was named Executive Vice President, Medical Property Operations, reporting to the CEO.
•
As previously announced, the United States Court of Appeals for the Sixth Circuit has set March 10, 2011 as the date for oral argument in the cross-appeals of the $101,672,807 judgment in favor of Ventas, and against HCP, Inc. (“HCP”).

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.
VENTAS ISSUES 2011 NORMALIZED FFO PER DILUTED SHARE GUIDANCE OF $3.06 TO $3.14
Ventas currently expects its 2011 normalized FFO per diluted common share, excluding the impact of unannounced acquisitions, divestitures and capital transactions, to range between $3.06 and $3.14. The Company also expects NOI for its 79 high-quality seniors housing assets managed by Sunrise to be between $152 million and $157 million for the full year.
The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the reversal or incurrence of contingent consideration and liabilities.
The Company’s guidance is based on a number of other assumptions, including the closing of its acquisition of the Atria assets in the first half of 2011 on its contractual terms and Atria’s NOI being in a range of $186 million to $196 million, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.
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Ventas Reports Fourth Quarter Results
February 17, 2011

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.
FOURTH QUARTER CONFERENCE CALL
Ventas will hold a conference call to discuss this earnings release today, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (857) 350-1604. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 79334106, beginning at approximately 1:00 p.m. Eastern Time and will be archived for 30 days.
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 600 assets in 44 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
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Ventas Reports Fourth Quarter Results
February 17, 2011

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including its pending transaction with Atria and those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (i) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (j) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (k) final determination of the Company’s taxable net income for the year ended December 31, 2010 and for the year ending December 31, 2011; (l) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (m) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (n) the movement of U.S. and Canadian exchange rates; (o) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (p) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (q) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (r) risks associated with the Company’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (s) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (t) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (u) risks associated with the Company’s investments in joint ventures, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (w) the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
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Ventas Reports Fourth Quarter Results
February 17, 2011

CONSOLIDATED BALANCE SHEETS
As of December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Assets
Real estate investments:
Land	$559,072	$557,880	$556,469	$557,370	$557,276
Buildings and improvements	6,035,295	5,982,708	5,732,421	5,735,896	5,722,837
Construction in progress	6,519	5,955	3,788	4,370	12,508
Acquired lease intangibles	146,813	143,356	106,296	107,036	106,800

	6,747,699	6,689,899	6,398,974	6,404,672	6,399,421
Accumulated depreciation and amortization	(1,468,180)	(1,416,546)	(1,367,396)	(1,319,747)	(1,270,314)

Net real estate property	5,279,519	5,273,353	5,031,578	5,084,925	5,129,107
Loans receivable, net	149,263	164,829	140,870	147,725	131,887
Investments in unconsolidated entities	15,332	16,044	—	—	—

Net real estate investments	5,444,114	5,454,226	5,172,448	5,232,650	5,260,994
Cash and cash equivalents	21,812	33,790	27,794	132,729	107,397
Escrow deposits and restricted cash	38,940	41,985	43,484	41,023	39,832
Deferred financing costs, net	19,533	22,739	24,891	27,964	29,252
Other	233,622	248,077	193,500	199,459	178,770

Total assets	$5,758,021	$5,800,817	$5,462,117	$5,633,825	$5,616,245

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$2,900,044	$2,895,547	$2,580,849	$2,698,171	$2,670,101
Accrued interest	19,296	33,748	16,682	35,773	17,974
Accounts payable and other liabilities	207,143	202,985	181,343	183,574	190,445
Deferred income taxes	241,333	252,351	251,829	252,687	253,665

Total liabilities	3,367,816	3,384,631	3,030,703	3,170,205	3,132,185

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 157,279, 157,095, 156,872, 156,862 and 156,627 shares issued at December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, respectively	39,391	39,346	39,343	39,341	39,160
Capital in excess of par value	2,576,843	2,587,367	2,583,412	2,578,577	2,573,039
Accumulated other comprehensive income	26,868	23,816	16,506	25,154	19,669
Retained earnings (deficit)	(255,628)	(249,047)	(222,853)	(196,972)	(165,710)
Treasury stock, 14, 0, 0, 10, and 15 shares at December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010, and December 31, 2009, respectively	(748)	—	—	(467)	(647)

Total Ventas stockholders’ equity	2,386,726	2,401,482	2,416,408	2,445,633	2,465,511
Noncontrolling interest	3,479	14,704	15,006	17,987	18,549

Total equity	2,390,205	2,416,186	2,431,414	2,463,620	2,484,060

Total liabilities and equity	$5,758,021	$5,800,817	$5,462,117	$5,633,825	$5,616,245

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Ventas Reports Fourth Quarter Results
February 17, 2011

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2010 and 2009
(In thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Revenues:
Rental income:
Triple-net leased	$118,200	$115,889	$469,825	$460,646
Medical office buildings	22,501	10,174	69,747	35,922

	140,701	126,063	539,572	496,568
Resident fees and services	114,766	108,205	446,301	421,058
Medical office building services revenue	7,387	—	14,098	—
Income from loans and investments	5,076	3,279	16,412	13,107
Interest and other income	64	349	484	842

Total revenues	267,994	237,896	1,016,867	931,575

Expenses:
Interest	45,414	44,248	178,863	176,990
Depreciation and amortization	51,142	51,730	205,600	199,531
Property-level operating expenses:
Senior living	72,029	74,918	291,831	290,045
Medical office buildings	7,855	3,525	24,122	12,768

	79,884	78,443	315,953	302,813
Medical office building services costs	4,885	—	9,518	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,950 and $2,667 for the three months ended 2010 and 2009, respectively, and $14,078 and $11,882 for the year ended 2010 and 2009, respectively)	14,011	8,220	49,830	38,830
Foreign currency loss	676	19	272	50
Loss on extinguishment of debt	3,242	—	9,791	6,080
Merger-related expenses and deal costs	7,575	1,565	19,243	13,015

Total expenses	206,829	184,225	789,070	737,309

Income before loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	61,165	53,671	227,797	194,266
Loss from unconsolidated entities	(272)	—	(664)	—
Income tax (expense) benefit	(2,849)	367	(5,201)	1,719

Income from continuing operations	58,044	54,038	221,932	195,985
Discontinued operations	20,658	740	27,797	73,375

Net income	78,702	54,778	249,729	269,360
Net income attributable to noncontrolling interest (net of tax of $680 and $422 for the three months ended 2010 and 2009, respectively, and $2,271 and $1,740 for the year ended 2010 and 2009, respectively)	1,119	697	3,562	2,865

Net income attributable to common stockholders	$77,583	$54,081	$246,167	$266,495

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.36	$0.35	$1.39	$1.27
Discontinued operations	0.13	0.00	0.18	0.48

Net income attributable to common stockholders	$0.49	$0.35	$1.57	$1.75

Diluted:
Income from continuing operations attributable to common stockholders	$0.36	$0.35	$1.38	$1.26
Discontinued operations	0.13	0.00	0.18	0.48

Net income attributable to common stockholders	$0.49	$0.35	$1.56	$1.74

Weighted average shares used in computing earnings per common share:
Basic	156,734	156,296	156,608	152,566
Diluted	158,231	156,692	157,657	152,758

Dividends declared per common share	$0.535	$0.5125	$2.140	$2.0500
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Ventas Reports Fourth Quarter Results
February 17, 2011

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2010 Quarters				2009 Fourth
	Fourth	Third	Second	First	Quarter
Revenues:
Rental income:
Triple-net leased	$118,200	$117,906	$117,386	$116,333	$115,889
Medical office buildings	22,501	22,817	12,240	12,189	10,174

	140,701	140,723	129,626	128,522	126,063
Resident fees and services	114,766	113,182	109,867	108,486	108,205
Medical office building services revenue	7,387	6,711	—	—	—
Income from loans and investments	5,076	4,014	3,705	3,617	3,279
Interest and other income	64	35	122	263	349

Total revenues	267,994	264,665	243,320	240,888	237,896

Expenses:
Interest	45,414	45,519	43,840	44,090	44,248
Depreciation and amortization	51,142	52,104	50,040	52,314	51,730
Property-level operating expenses:
Senior living	72,029	74,066	71,059	74,677	74,918
Medical office buildings	7,855	7,941	4,124	4,202	3,525

	79,884	82,007	75,183	78,879	78,443
Medical office building services costs	4,885	4,633	—	—	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,950 $4,039, $3,057, $3,032 and $2,667, respectively)	14,011	15,278	9,858	10,683	8,220
Foreign currency loss (gain)	676	(419)	121	(106)	19
Loss on extinguishment of debt	3,242	—	6,549	—	—
Merger-related expenses and deal costs	7,575	5,142	4,207	2,319	1,565

Total expenses	206,829	204,264	189,798	188,179	184,225

Income before loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	61,165	60,401	53,522	52,709	53,671
Loss from unconsolidated entities	(272)	(392)	—	—	—
Income tax (expense) benefit	(2,849)	(1,657)	(409)	(286)	367

Income from continuing operations	58,044	58,352	53,113	52,423	54,038
Discontinued operations	20,658	542	5,852	745	740

Net income	78,702	58,894	58,965	53,168	54,778
Net income attributable to noncontrolling interest (net of tax of $680, $613, $559, $419 and $422, respectively)	1,119	996	898	549	697

Net income attributable to common stockholders	$77,583	$57,898	$58,067	$52,619	$54,081

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.36	$0.37	$0.33	$0.34	$0.35
Discontinued operations	0.13	0.00	0.04	0.00	0.00

Net income attributable to common stockholders	$0.49	$0.37	$0.37	$0.34	$0.35

Diluted:
Income from continuing operations attributable to common stockholders	$0.36	$0.37	$0.33	$0.34	$0.35
Discontinued operations	0.13	0.00	0.04	0.00	0.00

Net income attributable to common stockholders	$0.49	$0.37	$0.37	$0.34	$0.35

Weighted average shares used in computing earnings per common share:
Basic	156,734	156,631	156,611	156,453	156,296
Diluted	158,231	157,941	157,441	156,967	156,692

Dividends declared per common share	$0.535	$0.535	$0.535	$0.535	$0.5125
- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the year ended December 31, 2010 and 2009
(In thousands)

	2010	2009
Cash flows from operating activities:
Net income	$249,729	$269,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	206,064	201,258
Amortization of deferred revenue and lease intangibles, net	(6,433)	(6,669)
Other amortization expenses	8,643	6,353
Stock-based compensation	14,078	11,882
Straight-lining of rental income	(10,167)	(11,879)
Gain on real estate loan investments	(915)	—
Loss on extinguishment of debt	9,791	6,080
Net gain on sale of real estate assets (including amounts in discontinued operations)	(25,241)	(67,305)
Income tax expense (benefit)	5,201	(1,719)
Loss from unconsolidated entities	664	—
Other	(46)	(95)
Changes in operating assets and liabilities:
Increase in other assets	(8,245)	(1,514)
Increase (decrease) in accrued interest	1,311	(3,957)
Increase in accounts payable and other liabilities	3,188	20,306

Net cash provided by operating activities	447,622	422,101
Cash flows from investing activities:
Net investment in real estate property	(274,441)	(45,715)
Purchase of noncontrolling interest	(42,333)	—
Investment in loans receivable	(38,725)	(13,803)
Proceeds from real estate disposals	58,163	58,542
Proceeds from loans receivable	19,291	8,028
Proceeds from sale of investments	—	5,000
Contributions to unconsolidated entities	(4,709)	—
Distributions from unconsolidated entities	689	—
Capital expenditures	(19,855)	(13,798)

Net cash used in investing activities	(301,920)	(1,746)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	28,564	(292,873)
Proceeds from debt	597,382	365,682
Repayment of debt	(524,760)	(525,173)
Payment of deferred financing costs	(2,694)	(16,655)
Issuance of common stock, net	—	299,201
Cash distribution to common stockholders	(336,085)	(314,399)
Contributions from noncontrolling interest	818	1,211
Distributions to noncontrolling interest	(8,082)	(9,869)
Other	13,405	2,695

Net cash used in financing activities	(231,452)	(490,180)

Net decrease in cash and cash equivalents	(85,750)	(69,825)
Effect of foreign currency translation on cash and cash equivalents	165	410
Cash and cash equivalents at beginning of period	107,397	176,812

Cash and cash equivalents at end of period	$21,812	$107,397

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$125,846	$67,781
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	—	(64,995)
Other assets acquired	(385)	—
Debt assumed	125,320	—
Other liabilities	141	62
Noncontrolling interest	—	2,724
Debt transferred on the sale of assets	—	38,759
- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2010 Quarters				2009 Fourth
	Fourth	Third	Second	First	Quarter
Cash flows from operating activities:
Net income	$78,702	$58,894	$58,965	$53,168	$54,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	51,142	52,200	50,185	52,537	52,092
Amortization of deferred revenue and lease intangibles, net	(1,853)	(1,637)	(1,394)	(1,549)	(1,518)
Other amortization expenses	2,188	2,088	2,213	2,154	2,058
Stock-based compensation	3,950	4,039	3,057	3,032	2,667
Straight-lining of rental income	(2,192)	(3,000)	(2,526)	(2,449)	(2,918)
Gain on real estate loan investments	(915)	—	—	—	—
Loss on extinguishment of debt	3,242	—	6,549	—	—
Net gain on sale of real estate assets (including amounts in discontinued operations)	(19,848)	(168)	(5,041)	(184)	(294)
Income tax expense (benefit)	2,849	1,657	409	286	(367)
Loss from unconsolidated entities	272	392	—	—	—
Other	(38)	230	(291)	53	(178)
Changes in operating assets and liabilities:
Decrease (increase) in other assets	772	(3,843)	(1,402)	(3,772)	2,763
(Decrease) increase in accrued interest	(14,452)	17,055	(19,091)	17,799	(17,507)
(Decrease) increase in accounts payable and other liabilities	(2,316)	10,495	523	(5,514)	7,328

Net cash provided by operating activities	101,503	138,402	92,156	115,561	98,904
Cash flows from investing activities:
Net investment in real estate property	(35,284)	(216,242)	(11,055)	(11,860)	(21,987)
Purchase of noncontrolling interest	(42,333)	—	—	—	—
Investment in loans receivable	—	(22,929)	—	(15,796)	(6,430)
Proceeds from real estate disposals	32,566	2,568	22,275	754	740
Proceeds from loans receivable	17,739	229	131	1,192	120
Proceeds from sale of investments	—	—	—	—	5,000
Contributions to unconsolidated entities	(51)	(4,658)	—	—	—
Distributions from unconsolidated entities	531	158	—	—	—
Capital expenditures	(6,612)	(6,165)	(2,783)	(4,295)	(6,614)

Net cash (used in) provided by investing activities	(33,444)	(247,039)	8,568	(30,005)	(29,171)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(204,440)	115,724	88,191	29,089	(1,417)
Proceeds from debt	396,145	200,541	500	196	61,480
Repayment of debt	(193,382)	(116,207)	(207,364)	(7,807)	(8,642)
Payment of deferred financing costs	(822)	(32)	(727)	(1,113)	(3,233)
Cash distribution to common stockholders	(84,164)	(84,092)	(83,948)	(83,881)	(80,313)
Contributions from noncontrolling interest	—	185	368	265	576
Distributions to noncontrolling interest	(1,449)	(2,356)	(2,288)	(1,989)	(2,373)
Other	7,979	753	504	4,169	692

Net cash (used in) provided by financing activities	(80,133)	114,516	(204,764)	(61,071)	(33,230)

Net (decrease) increase in cash and cash equivalents	(12,074)	5,879	(104,040)	24,485	36,503
Effect of foreign currency translation on cash and cash equivalents	96	117	(895)	847	5
Cash and cash equivalents at beginning of period	33,790	27,794	132,729	107,397	70,889

Cash and cash equivalents at end of period	$21,812	$33,790	$27,794	$132,729	$107,397

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	—	$125,350	$—	$496	$59,325
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	—	—	—	—	(55,700)
Other assets acquired	—	(30)	—	(355)	—
Debt assumed	—	125,320	—	—	—
Other liabilities	—	—	—	141	1,948
Noncontrolling interest	—	—	—	—	1,677
- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

QUARTERLY FUNDS FROM OPERATIONS AND NORMALIZED FFO
(In thousands, except per share amounts)

	2010 Quarters				Fourth Quarter
	Fourth	Third	Second	First	2009

Net income attributable to common stockholders	$77,583	$57,898	$58,067	$52,619	$54,081
Adjustments:
Depreciation and amortization on real estate assets	50,645	51,449	49,787	52,085	51,546
Depreciation on real estate assets related to noncontrolling interest	(1,184)	(1,627)	(1,680)	(1,726)	(1,653)
Depreciation on real estate assets related to unconsolidated entities	1,092	1,275	—	—	—
Discontinued operations:
Gain on sale of real estate assets	(19,848)	(168)	(5,041)	(184)	(294)
Depreciation and amortization on real estate assets	—	96	145	223	362

FFO	108,288	108,923	101,278	103,017	104,042
Merger-related expenses and deal costs	7,575	5,142	4,207	2,319	1,565
Income tax expense (benefit)	2,169	1,044	(150)	(133)	(789)
Loss on extinguishment of debt	3,242	—	6,549	—	—
Amortization of other intangibles	173	338	—	—	—

Normalized FFO	$121,447	$115,447	$111,884	$105,203	$104,818

Per diluted share (1):
Net income attributable to common stockholders	$0.49	$0.37	$0.37	$0.34	$0.35
Adjustments:
Depreciation and amortization on real estate assets	0.32	0.33	0.32	0.33	0.33
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01	—	—	—
Discontinued operations:
Gain on sale of real estate assets	(0.13)	(0.00)	(0.03)	(0.00)	(0.00)
Depreciation and amortization on real estate assets	—	0.00	0.00	0.00	0.00

FFO	0.68	0.69	0.64	0.66	0.66
Merger-related expenses and deal costs	0.05	0.03	0.03	0.01	0.01
Income tax expense (benefit)	0.01	0.01	(0.00)	(0.00)	(0.01)
Loss on extinguishment of debt	0.02	—	0.04	—	—
Amortization of other intangibles	0.00	0.00	—	—	—

Normalized FFO	$0.77	$0.73	$0.71	$0.67	$0.67

(1)	Per share amounts may not add due to rounding.
- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, and (d) the non-cash effect of income tax benefits or expenses.
FFO and normalized FFO presented herein are not necessarily comparable to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.
- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2011
The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2011:

	GUIDANCE
	For the Year
	Ending
	December 31, 2011
Net income attributable to common stockholders	$1.01	–	$1.19
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	1.54	–	1.54

FFO	2.55	–	2.73

Adjustments:
Income tax benefit/expense (net of noncontrolling interest), gain/loss on extinguishment of debt, integration and transition expenses, amortization of intangibles, merger-related expenses and deal costs, net	0.51	–	0.41

Normalized FFO	$3.06	–	$3.14

- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

Net Debt to Adjusted Pro Forma EBITDA
The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2010, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including of non-cash stock-based compensation), excluding merger-related expenses and deal costs and gains or losses on real estate disposals (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$77,583
Pro forma adjustments for current period investments, capital transactions and dispositions	(414)

Pro forma net income for the three months ended December 31, 2010	$77,169
Add back:
Pro forma interest (including discontinued operations)	47,118
Pro forma depreciation and amortization (including discontinued operations)	51,442
Stock-based compensation	3,950
Loss on extinguishment of debt	3,242
Income tax expense	2,849
Net gain on real estate disposals	(19,848)
Other taxes	250
Merger-related expenses and deal costs	7,576

Adjusted Pro Forma EBITDA	$173,748

Adjusted Pro Forma EBITDA annualized, including (but not annualized) the $5.0 million cash received in the fourth quarter 2010 for reduced annual expenses attributable to other periods in 2010 at the Company’s Sunrise-managed portfolio	$679,992

As of December 31, 2010:
Debt	$2,900,044
Cash, including cash escrows pertaining to debt	(29,902)

Net debt	$2,870,142

Net debt to Adjusted Pro Forma EBITDA	4.2	x

- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

Non-GAAP Financial Measures Reconciliation
(In thousands, except per share amounts)

	For the Year
	Ended December 31,
	2010	2009

Net income attributable to common stockholders	$246,167	$266,495
Adjustments:
Depreciation and amortization on real estate assets	203,966	198,841
Depreciation on real estate assets related to noncontrolling interest	(6,217)	(6,349)
Depreciation on real estate assets related to unconsolidated entities	2,367	—
Discontinued operations:
Gain on sale of real estate assets	(25,241)	(67,305)
Depreciation and amortization on real estate assets	464	1,727

FFO	421,506	393,409
Merger-related expenses and deal costs	19,243	13,015
Income tax expense (benefit)	2,930	(3,459)
Loss on extinguishment of debt	9,791	6,080
Amortization of other intangibles	511	—

Normalized FFO	$453,981	$409,045

Per diluted share (1):
Net income attributable to common stockholders	$1.56	$1.74
Adjustments:
Depreciation and amortization on real estate assets	1.29	1.30
Depreciation on real estate assets related to noncontrolling interest	(0.04)	(0.04)
Depreciation on real estate assets related to unconsolidated entities	0.02	—
Discontinued operations:
Gain on sale of real estate assets	(0.16)	(0.44)
Depreciation and amortization on real estate assets	0.00	0.01

FFO	2.67	2.58
Merger-related expenses and deal costs	0.12	0.09
Income tax expense (benefit)	0.02	(0.02)
Loss on extinguishment of debt	0.06	0.04
Amortization of other intangibles	0.00	—

Normalized FFO	$2.88	$2.68

(1)	Per share amounts may not add due to rounding.
- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

Non-GAAP Financial Measures Reconciliation
Quarterly NOI Reconciliation by Segment
(In thousands)

			Fourth	For the Year
	2010 Quarters		Quarter	Ended December 31,
	Fourth	Third	2009	2010	2009
Revenues

Triple-Net
Triple-Net Rental Income, excluding Discontinued Operations	$118,200	$117,906	$115,889	$469,825	$460,646

Medical Office Buildings
Medical Office — Stabilized	19,890	18,734	7,983	63,698	29,863
Medical Office — Lease up	2,611	4,083	2,197	6,049	6,123
Discontinued Operations	—	—	(6)	—	(64)

Total Medical Office Buildings — Rental Income	22,501	22,817	10,174	69,747	35,922

Total Rental Income	140,701	140,723	126,063	539,572	496,568

Medical Office Buildings Services Revenue	7,387	6,711	—	14,098	—

Total Medical Office Buildings — Revenue	29,888	29,528	10,174	83,845	35,922

Seniors Housing Operating
Sunrise Managed — Stabilized	110,320	109,065	105,656	431,312	412,450
Sunrise Managed — Lease up	3,208	2,876	2,549	11,645	8,608
Seniors Housing — Other	1,238	1,241	—	3,344	—

Total Resident Fees and Services	114,766	113,182	108,205	446,301	421,058

Non-Segment Income from Loans and Investments	5,076	4,014	3,279	16,412	13,107

Total Revenues, excluding Interest and Other Income	267,930	264,630	237,547	1,016,383	930,733

Property-Level Operating Expenses
Medical Office Buildings
Medical Office — Stabilized	6,698	6,474	2,717	21,507	10,470
Medical Office — Lease up	1,157	1,467	808	2,615	2,298

Total Medical Office Buildings	7,855	7,941	3,525	24,122	12,768

Seniors Housing Operating
Sunrise Managed — Stabilized	68,816	70,994	72,992	281,406	283,006
Sunrise Managed — Lease up	2,088	1,919	1,926	7,291	7,039
Seniors Housing — Other	1,125	1,153	—	3,134	—

Total Seniors Housing	72,029	74,066	74,918	291,831	290,045

Total Property-Level Operating Expenses	79,884	82,007	78,443	315,953	302,813

Medical Office Buildings Services Costs	4,885	4,633	—	9,518	—

Net Operating Income

Triple-Net	118,200	117,906	115,889	469,825	460,646

Medical Office Buildings
Medical Office — Stabilized	13,192	12,260	5,266	42,191	19,393
Medical Office — Lease up	1,454	2,616	1,389	3,434	3,825
Medical Office Buildings Services	2,502	2,078	—	4,580	—
Discontinued Operations	—	—	(6)	—	(64)

Total Medical Office Buildings	17,148	16,954	6,649	50,205	23,154

Seniors Housing Operating
Sunrise Managed — Stabilized	41,504	38,071	32,664	149,906	129,444
Sunrise Managed — Lease up	1,120	957	623	4,354	1,569
Seniors Housing — Other	113	88	—	210	—

Total Seniors Housing	42,737	39,116	33,287	154,470	131,013

Non-Segment	5,076	4,014	3,279	16,412	13,107

Net Operating Income	$183,161	$177,990	$159,104	$690,912	$627,920

- MORE -

Ventas Reports Fourth Quarter Results
February 17, 2011

Non-GAAP Financial Measures Reconciliation
Same-store Quarterly NOI Reconciliation by Segment

	For the Three Months		For the Year Ended
	Ended December 31,		December 31,
	2010	2009	2010	2009

Revenues

Triple-Net
Triple-Net Rental Income	$118,200	$115,889	$469,825	$460,646
Less:
Rental Income not Included in Same-Store	260	—	1,906	1,126
Straight-Lining of Rental Income	1,761	2,573	7,256	10,429
Non-Cash Rental Income	113	388	818	1,553
Other Pro Forma Adjustments	(26)	(106)	21	(249)

	2,108	2,855	10,001	12,859

Same-Store Cash Rental Income	$116,092	$113,034	$459,824	$447,787

Percentage Increase		2.7%		2.7%

Net Operating Income

Triple-Net Same-Store NOI	$116,092	$113,034	$459,824	$447,787
Total Seniors Housing	42,737	33,287	154,470	131,013
Total Medical Office Buildings	17,148	6,649	50,205	23,154
Less:
Noncontrolling Interest Portion of NOI	407	163	1,478	421
MOB NOI not Included in Same-Store	11,143	457	28,741	1,975
Straight-Lining of Rental Income	(2)	267	758	832
Non-Cash Rental Income	56	57	226	226
Seniors Housing NOI not Included in Same-Store	113	—	210	—
Other Pro Forma Adjustments	(78)	171	(656)	704

Same-Store Net Operating Income	$164,338	$151,855	$633,742	$597,796

Percentage Increase		8.2%		6.0%

The Company believes that NOI, same-store cash rental income and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and MOB services costs (including amounts in discontinued operations).
- END -